Exhibit 99.1

BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 21, 2016 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $15.7 million, or $0.99 diluted earnings per share, for the fourth quarter of 2015, approximately equal to the fourth quarter of 2014. Net income for the year ended December 31, 2015 was $66.2 million, or $4.17 diluted earnings per share, compared to $63.9 million, or $4.04 diluted earnings per share, for 2014.

The Company's net interest income for the fourth quarter of 2015 was $50.1 million compared to $47.3 million for the fourth quarter of 2014. The net interest margin for the quarter was 3.23% compared to 3.14% a year ago. Internal loan growth and acquired loans from our acquisitions contributed to the higher net interest income and margin in 2015. The provision for loan losses for the fourth quarter of 2015 was $3.6 million compared to $1.8 million a year ago. Net charge-offs for the quarter were 0.07% of average loans, compared to net charge-offs of 0.01% for the fourth quarter of 2014. Net charge-offs increased during the quarter partially due to an $857,000 charge off on a portion of a nonaccrual loan. Noninterest income for the quarter totaled $26.5 million, compared to $24.3 million last year. The increase was primarily due to a gain on sale of securities of $2.1 million, related to the redemption of warrants associated with a past loan transaction. Noninterest expense for the quarter totaled $49.0 million compared to $46.9 million last year; the increase during the quarter included acquisition costs of approximately $965,000.

For the year ended 2015, the Company's net interest income was $188.8 million compared to $181.4 million for 2014. The net interest margin for the year increased to 3.12% compared to 3.09% for the previous year. Internal loan growth and acquired loans from our acquisitions contributed to the higher net interest income and margin in 2015. In addition, the Company recognized discounts from payoffs of acquired loans of $2.3 million in 2015 and $2.2 million of in 2014. The provision for loan losses for 2015 was $7.7 million compared to $3.1 million a year ago. As previously disclosed, the 2014 provision for loan losses included a reversal of $5.3 million as a result of a change in the loan loss factors. The Company reported net charge-offs to average loans of 0.17% for 2015 compared to 0.03% for 2014. Net charge-offs increased in 2015 due to a $2.9 million charge off on a portion of a nonaccrual loan. Noninterest income for 2015 totaled $105.8 million compared to $96.4 million for 2014. The increase was primarily due to a gain on sale of securities of $9.3 million, of which $2.1 million was related to the redemption of warrants associated with a past loan transaction and $5.3 million was from the sale of an investment by the Company's wholly-owned subsidiary, Council Oak Partners, LLC. Noninterest expense was $185.7 million compared to $183.5 million for 2014; the increase was partially related to acquisition costs of approximately $965,000. The effective income tax rate for 2015 increased to 34.62% compared to 29.93% for 2014, primarily due to an investment in federal and state tax credits that were utilized in 2014.

At December 31, 2015, the Company's total assets were $6.7 billion, up $117.9 million or 1.8% from December 31, 2014. Securities increased $29.7 million to a total of $554.4 million. Loans totaled $4.2 billion, up $383.4 million or 9.9% from December 31, 2014. Deposits totaled $6.0 billion, up $68.7 million or 1.2% from December 31, 2014. The Company's total stockholders' equity was $655.5 million, an increase of $46.2 million, or 7.6%, over December 31, 2014.

Asset quality remained strong during the fourth quarter of 2015. Nonperforming and restructured assets were 0.83% of total assets at December 31, 2015 compared to 0.64% at December 31, 2014 and 0.87% at September 30, 2015. The allowance to total loans was 0.98% compared to 1.06% at year-end 2014.

On October 8, 2015, the Company completed the acquisition of CSB Bancshares, Inc. and its subsidiary bank, Bank of Commerce, with locations in Yukon, Mustang, and El Reno, Oklahoma. Bank of Commerce has approximately $196 million in total assets, $148 million in loans, $170 million in deposits, and $22 million in equity capital. The bank was merged into BancFirst on November 23, 2015.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 98 banking locations serving 54 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2015	2015	2015	2015	2014
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$ 50,075	$ 46,876	$ 46,215	$ 45,626	$ 47,319
Provision for loan losses	3,646	1,424	1,271	1,334	1,840
Non-interest income:
Trust revenue	2,254	2,295	2,200	2,342	2,334
Service charges on deposits	15,077	14,910	14,312	13,352	14,345
Securities transactions	2,148	-	5,392	1,729	822
Income from sales of loans	434	545	549	440	426
Insurance commissions	3,176	4,427	3,120	4,068	3,262
Cash management	1,899	1,906	1,886	1,819	1,683
Other	1,485	1,241	1,256	1,546	1,430
Total noninterest income	26,473	25,324	28,715	25,296	24,302

Non-interest expense:
Salaries and employee benefits	28,938	28,746	27,886	27,513	27,071
Occupancy expense, net	2,926	3,051	2,700	2,835	3,117
Depreciation	2,565	2,488	2,449	2,464	2,439
Amortization of intangible assets	602	444	445	444	444
Data processing services	1,151	1,132	1,179	1,117	1,151
Net expense from other real estate owned	143	51	(184)	314	194
Marketing and business promotion	2,266	1,640	1,401	1,679	2,218
Deposit insurance	876	820	836	826	835
Other	9,544	7,980	8,717	7,731	9,417
Total noninterest expense	49,011	46,352	45,429	44,923	46,886
Income before income taxes	23,891	24,424	28,230	24,665	22,895
Income tax expense	8,163	8,794	9,677	8,406	7,146
Net income	$ 15,728	$ 15,630	$ 18,553	$ 16,259	$ 15,749
Per Common Share Data:
Net income-basic	$ 1.00	$ 1.01	$ 1.19	$ 1.05	$ 1.02
Net income-diluted	0.99	0.98	1.17	1.03	0.99
Cash dividends declared	0.36	0.36	0.34	0.34	0.34
Common shares outstanding	15,597,446	15,591,530	15,562,298	15,512,545	15,504,513
Average common shares outstanding -
Basic	15,609,599	15,581,593	15,536,325	15,507,346	15,484,664
Diluted	15,923,924	15,906,124	15,864,924	15,838,548	15,846,810
Performance Ratios:
Return on average assets	0.94%	0.97%	1.14%	1.01%	0.96%
Return on average equity	9.51	9.64	11.79	10.65	10.31
Net interest margin	3.23	3.12	3.07	3.07	3.14
Efficiency ratio	64.03	64.20	60.63	63.34	65.46

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited, except where noted*)

	Twelve months ended December 31,
	2015	2014*
Condensed Income Statements:
Net interest income	$ 188,792	$ 181,351
Provision for loan losses	7,675	3,072
Non-interest income:
Trust revenue	9,091	9,180
Service charges on deposits	57,651	56,389
Securities transactions	9,269	1,641
Income from sales of loans	1,968	1,813
Insurance commissions	14,791	14,642
Cash management	7,510	6,741
Other	5,528	6,007
Total noninterest income	105,808	96,413

Non-interest expense:
Salaries and employee benefits	113,083	108,640
Occupancy expense, net	11,512	11,610
Depreciation	9,966	9,595
Amortization of intangible assets	1,935	1,754
Data processing services	4,579	4,689
Net expense from other real estate owned	324	511
Marketing and business promotion	6,986	7,024
Deposit insurance	3,358	3,291
Other	33,972	36,407
Total noninterest expense	185,715	183,521
Income before income taxes	101,210	91,171
Income tax expense	35,040	27,284
Net income	$ 66,170	$ 63,887
Per Common Share Data:
Net income-basic	$ 4.25	$ 4.14
Net income-diluted	4.17	4.04
Cash dividends declared	1.40	1.30
Common shares outstanding	15,597,446	15,504,513
Average common shares outstanding -
Basic	15,559,059	15,430,773
Diluted	15,886,245	15,794,403
Performance Ratios:
Return on average assets	1.01%	1.00%
Return on average stockholders' equity	10.38	10.92
Net interest margin	3.12	3.09
Efficiency ratio	63.04	66.07

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2015	2015	2015	2015	2014
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$ 6,692,829	$ 6,406,096	$ 6,498,898	$ 6,570,120	$ 6,574,972
Interest-bearing deposits with banks	1,394,813	1,491,873	1,638,038	1,699,265	1,710,350
Securities	554,449	507,858	537,319	550,125	524,783
Total loans	4,244,273	3,972,075	3,871,919	3,857,742	3,860,831
Allowance for loan losses	(41,666)	(40,970)	(42,621)	(41,557)	(40,889)
Deposits	5,973,358	5,698,591	5,808,221	5,883,801	5,904,704
Stockholders' equity	655,510	646,061	634,244	621,679	609,314
Book value per common share	42.03	41.44	40.76	40.08	39.30
Tangible book value per common share	37.73	37.99	37.27	36.52	35.71
Balance Sheet Ratios:
Average loans to deposits	69.62%	67.88%	65.95%	65.85%	65.42%
Average earning assets to total assets	92.84	93.15	93.11	92.97	92.82
Average stockholders' equity to average assets	9.84	10.02	9.67	9.51	9.35
Asset Quality Data:
Past due loans	$ 1,841	$ 2,061	$ 1,311	$ 1,498	$ 1,135
Nonaccrual loans	30,096	30,321	32,177	16,562	16,410
Restructured loans	15,143	15,386	15,702	16,131	16,515
Total nonperforming and restructured loans	47,080	47,768	49,190	34,191	34,060
Other real estate owned and repossessed assets	8,214	7,863	7,521	6,418	8,079
Total nonperforming and restructured assets	55,294	55,631	56,711	40,609	42,139
Nonperforming and restructured loans to total loans	1.11%	1.21%	1.27%	0.89%	0.88%
Nonperforming and restructured assets to total assets	0.83	0.87	0.87	0.62	0.64
Allowance to total loans	0.98	1.03	1.10	1.08	1.06
Allowance to nonperforming and restructured loans	88.50	85.77	86.65	121.54	120.05
Net charge-offs to average loans	0.07	0.08	0.01	0.01	0.01

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015			December 31, 2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,138,694	$ 50,677	4.86%	$ 3,930,470	$ 190,784	4.85%
Securities – taxable	466,519	1,343	1.14	486,851	5,492	1.13
Securities – tax exempt	43,651	388	3.53	40,854	1,511	3.70
Interest bearing deposits with banks	1,539,780	1,142	0.29	1,618,260	4,279	0.26
Total earning assets	6,188,644	53,550	3.43	6,076,435	202,066	3.33

Nonearning assets:
Cash and due from banks	182,716			177,479
Interest receivable and other assets	335,595			320,247
Allowance for loan losses	(41,192)			(41,522)
Total nonearning assets	477,119			456,204
Total assets	$ 6,665,763			$ 6,532,639

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 777,120	$ 206	0.11%	$ 734,529	$ 738	0.10%
Savings deposits	2,067,412	1,238	0.24	2,052,161	4,702	0.23
Time deposits	736,532	1,205	0.65	732,183	4,811	0.66
Short-term borrowings	3,049	1	0.16	2,766	4	0.15
Long-term borrowings	1,533	32	8.35	386	32	8.36
Junior subordinated debentures	31,567	492	6.19	28,005	1,966	7.02
Total interest bearing liabilities	3,617,213	3,174	0.35	3,550,030	12,253	0.35

Interest free funds:
Noninterest bearing deposits	2,363,561			2,317,639
Interest payable and other liabilities	28,776			27,328
Stockholders' equity	656,213			637,642
Total interest free funds	3,048,550			2,982,609
Total liabilities and stockholders' equity	$ 6,665,763			$ 6,532,639
Net interest income		$ 50,376			$ 189,813
Net interest spread			3.08%			2.98%
Effect of interest free funds			0.15%			0.14%
Net interest margin			3.23%			3.12%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002.